Exhibit 10.1

EXECUTION

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into and made effective as of May 19, 2024 (the “Effective Date”), by and between (1) LQR House Inc., a Nevada corporation (“LQR”); and (2) Justin Craig Manuel (“JCM”), an individual and the majority shareholder and a Director of Cannon Estate Winery Ltd., a British Columbia corporation (“CEW”). Each of the LQR and JCM are hereinafter sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, LQR wishes to acquire 113,085 of the Common Shares of CEW held of record and beneficially by JCM (the “Subject CEW Shares”), which Subject CEW Shares represent approximately (but not more than) 9.99% of the fully-diluted shares of capital stock of CEW outstanding; and

WHEREAS, JCM wishes to transfer the Subject CEW Shares to LQR in exchange for 750,000 shares (the “New LQR Shares”) of Common Stock, par value US$0.0001 per share, of LQR (“LQR Common Stock”);

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
tHE SHARE EXCHANGE

Section 1.01 Exchange. Effective on the Effective Date: (A) JCM hereby transfers and delivers to LQR, and LQR hereby accepts and receives from CEW, free and clear of any liens, pledges, hypothecations, encumbrances, transfer restrictions and other adverse claims (“Liens”), including Contractual Stock Restrictions (as defined in Section 2.02 below), the Subject CEW Shares in exchange for the New LQR Shares; and (B) LQR hereby issues and delivers to CEW, and CEW hereby accepts and receives from LQR, free and clear of all Liens, the New LQR Shares in exchange for the Subject CEW Shares (collectively, the “Exchange”).

Section 1.02 Closing. The closing of the Exchange (the “Closing”) will take place electronically as soon as practicable after the first date on or after the Effective Date on which all Parties shall have executed and delivered a counterpart of this Agreement.

Section 1.03 Actions at Closing. At the Closing, the following actions will take place: (a) JCM shall execute and deliver an irrevocable security transfer power of attorney for the Subject CEW Shares sold by JCM, (b) JCM will deliver, or cause to be delivered, a share certificate or a Notice of Uncertificated Shares and Acknowledgment under Section 107 of the Business Corporations Act (British Columbia) (the “Act”) evidencing the Subject CEW Shares registered in the name of LQR, (c) LQR will record on its official stock books and records JCM’s ownership of the New LQR Shares; and (d) the Parties will execute and deliver, or cause to be executed and delivered, such additional documents or instruments as a Party may reasonably request or as may be necessary to further evidence and/or effect the Exchange and/or other transactions contemplated by this Agreement (collectively with this Agreement, the “Transaction Documents”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF JCM

As an inducement to LQR to enter into this Agreement and to consummate the Exchange, JCM hereby represents and warrants to LQR as follows:

Section 2.01 Organization and Standing. CEW is a corporation duly incorporated and existing in good standing under the laws of the Province of British Columbia. CEW has full power and authority to carry on its business(es) as now conducted and to own, lease and/or operate its properties and assets.

Section 2.02 Capital Structure. The authorized capital stock of CEW consists of: (i) an unlimited number of Common Shares, of which (immediately after the Effective Date) 1,000,000 Common Shares will be issued and outstanding. and (ii) an unlimited number of Class A Preferred Shares, of which (immediately after the Effective Date) 131,986 Class A Preferred Shares will be issued and outstanding. The Subject CEW Shares are duly authorized, validly issued, fully paid, and nonassessable Common Shares of CEW. There are no issued and outstanding warrants, options, convertible securities or purchase rights issued or granted by CEW to purchase or acquire capital stock of CEW other than the Outstanding Series A Shares, nor are there any outstanding rights first refusal, co-sale, preemptive rights or similar rights pertaining to the capital stock of CEW (including the Subject CEW Shares) except for the rights provided for in the Right of First Refusal and Co-Sale Agreement, the Shareholder Rights Agreement and the Voting Agreement (collectively, the “Shareholders Agreements”) each dated August 15, 2022 and among the CEW and its shareholders (the “Contractual Stock Restrictions”), which have fully and effectively been (or prior to the Effective Date will be) waived in connection with the Exchange.

Section 2.03 Title to Shares. JCM is the sole beneficial owner of the Subject CEW Shares with good and valid title, free and clear of all Liens. JCM is exclusively entitled to dispose of the Subject CEW Shares to LQR as provided in this Agreement. JCM has not assigned or otherwise conveyed any of the Subject CEW Shares to any other person or granted to any other person any rights that could conflict with any of the rights of LQR contained in this Agreement. Upon Closing, LQR shall receive good title to the Subject CEW Shares, free and clear of all Liens (other than the Contractual Stock Restrictions going forward post-Closing).

Section 2.04 Authorization, Corporate Acts and Proceedings. JCM has all necessary power, authority and capacity to execute and deliver this Agreement and other Transaction Documents and consummate the transactions contemplated herein. The entering into by JCM of this Agreement and other Transaction Documents and the consummation of the transactions therein have been duly authorized by all necessary action on the part of CEW. This Agreement and such other Transaction Documents constitute JCM’s legal, valid and binding obligations, enforceable against JCM in accordance with the terms hereof and thereof.

Section 2.05 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with or of any federal or state governmental authority or any other person or party on the part of CEW or JCM required in connection with the consummation of the Exchange, including under the Contractual Stock Restrictions, have been obtained prior to, and be effective as of, the Closing.

Section 2.06 Compliance with Laws and Instruments. There is no judgment, injunction, order, or decree binding upon JCM or CEW which has or would reasonably be expected to have the effect of prohibiting or materially impairing CEW’s business or its or JCM’s ability to consummate the Exchange.

Section 2.07 No Conflict. The execution and delivery by JCM of this Agreement and the other Transaction Documents executed JCM and the performance by JCM of its obligations hereunder and thereunder does not and will not: (i) require the consent of any governmental entity under any laws; (ii) violate any laws applicable to JCM or CEW; or (iii) violate or breach any contractual obligation to which JCM or CEW is a party or subject.

Section 2.08 No Brokers or Finders. Neither JCM nor CEW has agreed to pay, nor has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finders, or similar fee or commission in connection with the Exchange.

Section 2.09 Accredited Investor. JCM is an “accredited investor” within the meaning of (i) National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators and (ii) Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

Section 2.10 Acquisition for Own Account. JCM understands that the New LQR Shares to be acquired in the Exchange hereunder are not registered under the Securities Act and are “restricted securities” under the Securities Act that may not be offered or sold by JCM unless pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The New LQR Shares to be acquired by JCM in the Exchange hereunder are being acquired for JCM’s account for investment purposes only, and not with a view to the resale or distribution of any part thereof, and JCM has no present intention of selling or otherwise distributing such New LQR Shares except in compliance with this Agreement, the Securities Act and all other applicable securities laws.

Section 2.11 Available Information. JCM has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in LQR.

Section 2.12 Legends. It is understood that certificate(s) representing the New LQR Shares to be acquired by JCM will bear: (A) the following legend (or another legend that is similar to the following):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND EXEMPTIONS UNDER STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

and (B) any further legend(s) required by the “blue sky” laws of any state to the extent such laws are applicable to such New LQR Shares.

Section 2.13 Reliance. JCM understands that the New LQR Shares to be acquired by JCM hereunder are being offered to JCM in reliance upon the truth and accuracy of (or JCM’s compliance with) the representations, warranties, agreements and understandings of JCM set forth in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LQR

As an inducement to LQR to enter into this Agreement and to consummate the Exchange, LQR hereby represents and warrants to JCM as follows:

Section 3.01 Organization and Standing. LQR is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada. LQR has full power and authority to carry on its business(es) as now conducted and to own, lease and/or operate its properties and assets.

Section 3.02 Capital Structure. The authorized capital stock of LQR consists of 350,000,000 shares of LQR Common Stock, of which (immediately after the Effective Date) only 4,829,438 shares (excluding the New LQR Shares) are issued and outstanding. From and after the Effective Date, the New LQR Shares will be duly authorized, validly issued, fully paid, and nonassessable shares of LQR, free and clear of all Liens.

Section 3.03 Corporate Acts and Proceedings. The execution and delivery of this Agreement and other Transaction Documents executed by LQR and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action on the part of LQR. This Agreement and such other Transaction Documents constitute LQR’s legal, valid and binding obligations, enforceable against LQR in accordance with the terms hereof and thereof.

Section 3.04 Filings, Governmental Consents. LQR is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other person in connection with the execution, delivery and performance by LQR of this Agreement, other than: (i) the notice and/or application(s) to the Nasdaq Capital Market (the “Trading Market”) for the issuance and sale of LQR Common Stock comprising the New LQR Shares and the listing of LQR Common Stock comprising the New LQR Shares for trading thereon in the time and manner required thereby and (ii) filings required to be made (if any) with the United States Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state and provincial securities laws. Assuming the accuracy of JCM’s representations and warranties set forth in ARTICLE II, no registration under the Securities Act is required for the offer and sale of LQR Common Stock comprising the New LQR Shares by LQR as contemplated hereby. The issuance and sale of LQR Common Stock comprising the New LQR Shares hereunder does not contravene the rules and regulations of the Trading Market or any other exchange or market on which the LQR Common Stock is or has been listed.

Section 3.05 Compliance with Laws and Instruments. There is no judgment, injunction, order, or decree binding upon LQR which has or would reasonably be expected to have the effect of prohibiting or materially impairing LQR business or its ability to consummate the Exchange.

Section 3.06 No Conflict. The execution and delivery by LQR of this Agreement and the other Transaction Documents executed by LQR and the performance by LQR of its obligations hereunder and thereunder does not and will not: (i) require the consent of any governmental entity under any laws; (ii) violate any laws applicable to LQR; or (iii) violate or breach any contractual obligation to which LQR is a party or subject.

Section 3.07 No Brokers or Finders. LQR has not agreed to pay, nor has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finders, or similar fee or commission in connection with the Exchange.

Section 3.08 Accredited Investor. LQR is an “accredited investor” within the meaning of (i) National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators and (ii) Rule 501(a) of Regulation D under the Securities Act.

Section 3.09 Acquisition for Own Account. LQR understands that the Subject CEW Shares to be acquired in the Exchange hereunder are not registered under the Securities Act and are “restricted securities” under the Securities Act that may not be offered or sold by LQR unless pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Subject CEW Shares to be acquired by LQR in the Exchange hereunder are being acquired for LQR’s account for investment purposes only, and not with a view to the resale or distribution of any part thereof, and such LQR has no present intention of selling or otherwise distributing such Subject CEW Shares except in compliance with this Agreement, the Securities Act and all other applicable securities laws.

Section 3.10 Available Information. LQR has such knowledge and experience in financial and business matters that LQR is capable of evaluating the merits and risks of the purchase of the Subject CEW Shares.

Section 3.11 Legends. It is understood that certificate(s) representing the Subject CEW Shares to be acquired by LQR will bear: (A) the following legend (or another legend that is similar to the following):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND EXEMPTIONS UNDER STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(B) any further legend(s) required by the “blue sky” laws of any state to the extent such laws are applicable to such Subject CEW Shares; and (C) any legends required by Shareholders Agreements.

Section 3.12 SEC Reports. LQR has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by LQR under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (the foregoing materials, including all exhibits thereto and documents incorporated by reference therein, and including all registration statements and prospectuses filed with the SEC, being collectively referred to herein as the “SEC Reports”), all of which are available on the Commission’s EDGAR system, on a timely basis or has received a valid extension of such time of filing or furnishing and has filed or furnished any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports (including any audited or unaudited financial statements and any notes thereto or schedules included therein) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.13 Financial Statements. The financial statements (including the notes thereto) of LQR included in the SEC Reports complied in all material respects with the Securities Act and the Exchange Act, as applicable, applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“U.S. GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of LQR and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.14 Material Changes. Since the date of the latest financial statements included within the SEC Reports, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of LQR and the subsidiaries, taken as a whole. Except for the issuance of LQR Common Stock comprising the New LQR Shares or as disclosed in SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to LQR or its subsidiaries or their respective businesses, prospects, properties, operations, assets, financial condition or results of operations, that would be required to be disclosed by LQR under applicable securities laws at the time this representation is made.

Section 3.15 Listing and Maintenance Requirements. The LQR Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and LQR has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the LQR Common Stock under the Exchange Act nor has LQR received any notification that the Commission is contemplating terminating such registration. Except as may be disclosed in one or more SEC Reports, LQR has not, in the 12 months preceding the date hereof, received notice from the Trading Market or any other exchange or market on which the LQR Common Stock is or has been listed, quoted to the effect that LQR is not in compliance with the listing or maintenance requirements of the Trading Market or other exchange or market. LQR is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements of the Trading Market or any other exchange or market on which the LQR Common Stock is or has been listed or quoted (other than the potential of failing to satisfy the minimum bid price requirement). The LQR Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

Section 3.16 No Integrated Offering. Assuming the accuracy of JCM’s representations and warranties set forth in ARTICLE II, neither LQR, nor any of its affiliates (being any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with LQR, as such terms are used in and construed under Rule 405 under the Securities Act), nor, to LQR’s knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of LQR Common Stock comprising the New LQR Shares contemplated hereunder to be integrated with prior offerings by LQR for purposes of (i) the Securities Act which would require the registration of the offer or sale of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Trading Market or any other exchange or market on which any of the securities of LQR are listed, quoted or designated for trading.

Section 3.17 Reliance. LQR understands that the Subject CEW Shares to be acquired by LQR hereunder are being offered to LQR in reliance upon the truth and accuracy of (or LQR’s compliance with) the representations, warranties, agreements and understandings of LQR set forth in this Agreement.

ARTICLE IV

COVENANTS

Section 4.01 Listing of Common Stock. LQR hereby agrees to use reasonable best efforts to maintain the listing or quotation of the LQR Common Stock on the Trading Market, and within a reasonable time after the Closing, LQR shall apply to list or quote all of the LQR Common Stock comprising the New LQR Shares on the Trading Market and promptly secure the listing of all of LQR Common Stock comprising the New LQR Shares on the Trading Market. LQR will then take all action reasonably necessary to continue the listing and trading of the LQR Common Stock on the Trading Market and will comply in all material respects with LQR’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. For so long as LQR maintains a listing or quotation of the LQR Common Stock on the Trading Market or any other exchange or market, LQR agrees to maintain the eligibility of the LQR Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 4.02 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 4.03 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Exchange, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct on and as of the Effective Date.

ARTICLE V

CONDITIONS OF LQR’S OBLIGATIONS ON CLOSING

The obligations of LQR to JCM under this Agreement are subject to the fulfillment by JCM or waiver by LQR (any such waiver to be granted or withheld in LQR’s sole and absolute discretion) on or before the Closing of each of the following conditions:

Section 5.01 Representations and Warranties. The representations and warranties of JCM contained in ARTICLE II shall be true and correct on and as of the Closing.

Section 5.02 Performance. JCM shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by JCM on or before the Closing.

Section 5.03 Consents; Waiver of Contractual Stock Restrictions. All Contractual Stock Restrictions shall have been validly waived. JCM shall have received all consents or waivers from any person necessary to transfer the Subject CEW Shares (together with all associated rights) to LQR under the Shareholders Agreements and otherwise. Evidence of satisfaction of this Section 5.03 in form and substance satisfactory to the LQR shall be delivered by JCM to LQR.

ARTICLE VI

CONDITIONS OF jcm’S OBLIGATIONS ON CLOSING

The obligations of JCM to LQR under this Agreement are subject to the fulfillment by the or waiver by JCM (any such waiver to be granted or withheld in JCM’s sole and absolute discretion) on or before the Closing of each of the following conditions:

Section 6.01 Representations and Warranties. the representations and warranties of LQR contained in ARTICLE III shall be true and correct on and as of the Closing.

Section 6.02 Shareholders Agreements. LQR shall have signed and delivered an adoption agreement or counterpart and acknowledgement to each of the Shareholders Agreements.

Section 6.03 Performance. LQR shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by LQR on or before the Closing.

ARTICLE VII
INDEMNIFICATION

Section 7.01 Indemnification by Parties. Each Party (as such, an “Indemnifying Party”) agrees to indemnify, defend, and hold each other Parties and their respective stockholders, officers, directors, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as the “Indemnified Persons”) harmless from and against any and all loss, liability, damage, or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively “Losses”) that any of the Indemnified Persons may suffer, sustain, incur, or become subject to arising out of or due to: (i) any breach or violation of or default under any covenant, undertaking, agreement, or other obligation of such Party under this Agreement or any of the other Transaction Documents, or (ii) any breach or material inaccuracy of any representation of such Party hereunder or thereunder.

Section 7.02 Indemnification Procedures. In the event that any legal proceedings shall be instituted or that any claim or demand (“Claim”) shall be asserted by any person in respect of which payment may be sought under this ARTICLE VII, the Indemnified Person shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Party. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Person, and to defend against, negotiate, settle, or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Party elects to defend against, negotiate, settle, or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the Indemnified Person of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle, or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the Indemnified Person of its election as herein provided or contests its obligation to indemnify the Indemnified Person for such Losses under this Agreement, the Indemnified Person may defend against, negotiate, settle, or otherwise deal with such Claim. If the Indemnified Person defends any Claim, then the Indemnifying Party shall reimburse the Indemnified Person for the expenses of defending such Claim upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Claim, the Indemnified Person may participate, at his, her, or its own expense, in the defense of such Claim; provided, however, that such Indemnified Person shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if: (i) so requested by the Indemnifying Party or (ii) in the reasonable opinion of counsel to the Indemnified Person, a conflict or potential conflict exists between the Indemnified Person and the Indemnifying Party that would make such separate representation advisable; and provided further that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Persons in connection with any Claim. The Parties agree to cooperate fully with each other in connection with the defense, negotiation, or settlement of any such Claim.

Section 7.03 Limitations.

(a) The aggregate amount of all Losses for which an Indemnifying Party may be liable under this ARTICLE VII shall not exceed:

(i) in the case of JCM, the aggregate value of the New LQR Shares, which value is set at US$3,000,000 ((for greater certainty, which value is set at US$4.00 for each such New LQR Share) (the “LQR Share Value”)); and

(ii) in the case of LQR, the aggregate value of the Subject CEW Shares, which value is set at US$3,000,000 ((for greater certainty, which value is set at US$26.5287 for each such Subject CEW Share) (the “CEW Share Value”)).

(b) Any liability of JCM as an Indemnifying Party pursuant to this ARTICLE VII shall be satisfied, at the election of LQR in its sole discretion, by any combination of: (i) delivery of the New LQR Shares to LQR for cancellation, in which case the value of each such New LQR Share to satisfy such liability of JCM shall be set at the LQR Share Value, provided that such LQR Share Value shall be fully adjusted to reflect any reclassification, subdivision, consolidation, stock dividend or other reorganization of the common shares in the capital of the LQR; or (ii) payment in cash, subject to the limitations contained in Section 7.03(a)(i).

(c) Any liability of LQR as an Indemnifying Party pursuant to this ARTICLE VII shall be satisfied, at the election of JCM in its sole discretion, by any combination of: (i) delivery of the Subject CEW Shares to JCM to be registered in the name of JCM, in which case the value of each such Subject CEW Share to satisfy such liability of LQR shall be set at the CEW Share Value, provided that such CEW Share Value shall be fully adjusted to reflect any reclassification, subdivision, consolidation, stock dividend or other reorganization of the common shares in the capital of the CEW; or (ii) payment in cash, subject to the limitations contained in Section 7.03(a)(ii).

Section 7.04 Exclusive Remedy. This ARTICLE VII shall be the exclusive remedy of each Indemnified Person for any misrepresentation or breach of any representation, warranty, covenant or agreement by an Indemnifying Party in this Agreement.

ARTICLE VIII

INSIDER TRADING PROVISIONS

Section 8.01 Liability of Insiders. JCM and LQR agree that (i) LQR has had access to and reviewed all of the information provided to, or requested by, LQR in connection with the Exchange for purposes of conducting LQR’s own independent review and analysis of the CEW’s business, prospects and financial condition; (ii) LQR has received all information that LQR deems appropriate or necessary to enable LQR to evaluate its decision to purchase the Subject CEW Shares from JCM pursuant to this Agreement; (iii) JCM reasonably believes that all confidential information regarding CEW that might reasonably be expected to affect materially the value of any of the securities of CEW has been generally disclosed; and (iv) all such information is known, or ought reasonably to be known, by LQR. Accordingly, the Parties agree, pursuant to Section 192(5) of the Act, that Section 192 of the Act shall not apply to the Exchange.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Entire Agreement.  This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the Parties with respect to such subject matter, written and oral. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

Section 9.02 Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address specified by such Party. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; (iv) if sent by nationally recognized express courier, two (2) business days after the date of placement with such courier; (v) via e-mail with delivery receipt.

Section 9.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns, and heirs; provided, however, that neither Party shall directly or indirectly transfer, assign or delegate any of its rights or obligations hereunder in whole or in part without the written consent of the other Party, which may be withheld in its sole discretion, and any such transfer, assignment or delegation (as the case may be without said consent shall be void ab initio.

Section 9.04 Public Announcements. Each of the Parties will consult with the other before issuing, and provide each other the opportunity to review and comment upon, any press release, social media post or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release, social media post or make any such public statement prior to such consultation, except as may be required by applicable law, court process, or by obligations pursuant to any listing agreement with any national securities exchange.

Section 9.05 Amendment; Waiver. This Agreement may not be amended, supplemented, or changed except by an instrument in writing signed by both Parties. Either Party may waive in writing any obligation owed to it by any other Party under this Agreement or other Transaction Document(s). No waiver of any Party of any default, misrepresentation, breach of warranty, or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty, or covenant hereunder or thereunder, or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

Section 9.06 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

Section 9.07 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof.

Section 9.08 Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

In Witness Whereof, the Parties have executed this Agreement to be binding and effective as of the day and year first above written.

[Signature Page Follows]

LQR:		JCM:

LQR HOUSE INC.

By:
Name:	SEAN DOLLINGER	JUSTIN CRAIG MANUEL
Title:	Chief Executive Officer